Exhibit 10.2

                     FOURTH AMENDMENT TO CREDIT AGREEMENT AND TERM NOTE


        This Fourth Amendment to Credit Agreement and Term Notes (this "Amendment") is executed as of May 1, 1996, by and between Carrington Laboratories, Inc. ("Borrower") and NationsBank of Texas, N.A. ("Lender").


                             W I T N E S S E T H:


        WHEREAS, Borrower and Lender entered into that certain Credit Agreement, dated as of January 30, 1995, as amended by that certain First Amendment to Credit Agreement (the "First Amendment") dated as of February 28, 1995 between Lender and Borrower, and as further amended on July 17, 1995, and August 18, 1995 (as amended, the "Credit Agreement") (each capitalized term not expressly defined herein shall have the meaning given to such term in the Credit Agreement); and

        WHEREAS, as provided in the Credit Agreement, Lender purchased that certain Promissory Note dated May 5, 1985, in the original principal amount of $2,350,000.00, executed by E. Don Lovelace and Jerry L. Lovelace and payable to the order of Resource Savings Association and assigned to Chemical Bank pursuant to that certain Assignment of Deed of Trust and Promissory Note dated June 1, 1992, recorded in Volume 93181, Page 3495, of the Deed of Trust Records of Dallas County, Texas (the "Original Chemical Note"); and

        WHEREAS, in order to reflect the terms of the Credit Agreement, the Original Chemical Note was amended and restated by that certain Amended and Restated Term Note dated February 16, 1995 in the original principal amount of One Million Eight Hundred Twenty-Seven Thousand Seventy-Three and 08/100 Dollars ($1,827,073.08) executed by Borrower and payable to the order of Lender (the "First NationsBank Note"); and

        WHEREAS, in connection with the First Amendment, the First NationsBank Note was amended and restated by that certain Second Amendment and Restatement of Term Note dated as of February 16, 1995 in the original principal amount of One Million Eight Hundred Twenty-Seven Thousand Seventy-Three and 08/100 Dollars ($1,827,073.08) executed by Borrower and payable to the order of Lender (the "Second NationsBank Note") (the Original Chemical Note, as amended and restated by the First NationsBank Note and the Second NationsBank Note, is referred to herein as the "First Term Note"); and

        WHEREAS, also pursuant to the terms of the Credit Agreement, Borrower executed and delivered to Lender that certain Term Note dated February 16, 1995 in the original principal amount of Four Million Four Hundred Seventy-Two Thousand Nine Hundred Twenty-Six and 92/100 Dollars ($4,472,926.92) executed by Borrower and payable to the order of Lender (the "Original Second Term Note"); and

        WHEREAS, in connection with the First Amendment, the Original Second Term Note was amended and restated by that certain Amended and Restated Term Note dated February 16, 1995 in the original principal amount of Four Million Four Hundred Seventy-Two Thousand Nine Hundred Twenty-Six and 92/100 Dollars ($4,472,926.92) executed by Borrower and payable to the order of Lender (the "Amended Second Term Note") (the Original Second Term Note, as amended and restated by the Amended Second Term Note is referred to herein as the "Second Term Note"; and, the loans evidenced by the First Term Note and the Second Term Note are collectively referred to herein as the "Term Loan"); and

        WHEREAS, under the Second Term Note Borrower obtained advances in an aggregate amount equal to One Million One Hundred Fifty Thousand and No/100 Dollars ($1,150,000.00); and Lender has issued on behalf of Borrower a letter of credit (the "Letter of Credit") in the amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) for which Lender has reserved funds under the Second Term Note from which Lender will advance any amounts which Lender is required to fund under the Letter of Credit. Other than the Letter of Credit, Lender has no further obligation or commitment to make funds available to Borrower under the Loans; and

        WHEREAS, pursuant to Section 9.1 of the Credit Agreement, Borrower covenanted and agreed not to permit the ratio of (i) the sum of (A) Pretax Net Income plus (B) Interest Expense plus Lease Expense, to (ii) Fixed Charges to be less than 1.75 to 1.00 at any time (the "Fixed Charge Ratio Covenant"); and

        WHEREAS, Borrower was not in compliance with the Fixed Charge Ratio Covenant as of November 30, 1995 and December 31, 1995; and

        WHEREAS, Borrower has requested that Lender (i) remove certain financial covenants from the Credit Agreement (including, without limitation, the Fixed Charge Ratio Covenant), (ii) reduce the rate of interest charged on the Term Loan, and (iii) reduce the fee currently paid by Borrower to Lender in connection with the maintenance of the Letter of Credit; and

        WHEREAS, subject to the terms and conditions contained herein, including, without limitation, the payment by Borrower to Lender of an amount sufficient to pay off the First Term Note, and pay the outstanding principal balance of the Second Term Note down to zero, with the only existing obligation under the Term Loan being the obligation of Borrower to repay any amounts funded by Lender under the Letter of Credit, Lender has agreed to such requests.

        NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, Borrower and Lender hereby covenant and agree as follows:

                                 ARTICLE I

                                 Amendments

        Section 1.01. Definitions. Article I of the Credit Agreement is amended to add the following definitions:

        Certificate of Deposit means the Initial Certificate of Deposit and any and all certificates of deposit given in renewal, replacement or substitution thereof from time to time pursuant to the terms of the Credit Agreement.

        Fixed Rate means the per annum interest rate in effect with respect to the Term Loan, which shall be equal to one percent (1%) plus the rate of interest earned by Borrower on the Certificate of Deposit securing the Term Loan, such Fixed Rate to change as and when a new Certificate of Deposit satisfactory to Lender is given in replacement or substitution of an existing Certificate of Deposit; provided that if no Certificate of Deposit is securing the Term Loan at any particular time, the last Fixed Rate then in effect shall continue in effect until a new Certificate of Deposit is obtained by Borrower and pledged to Lender as required by this Credit Agreement.

        Initial Certificate of Deposit means that certain certificate of deposit number 428059, in the face amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) issued by Lender to Borrower.

        Letter of Credit Fee means a fee in the amount of one half of one percent (.5%) of the amount of the commitment of Lender under the Letter of Credit (as that term is defined in the Fourth Amendment (hereinafter defined)), per year, payable quarterly as provided in the Fourth Amendment to Credit Agreement and Term Note, dated May 1, 1996, executed by Borrower and Lender (the "Fourth Amendment")

        Section 1.02. Term Loan Interest Rate. Section 3.4 of the Credit Agreement is modified and amended in its entirety as follows:

        Section 3.4. Interest Rate. Interest shall accrue on the outstanding principal balance of the Term Loan prior to the occurrence of an Event of Default at a rate per annum equal to the lesser of (a) the Fixed Rate (the "Applicable Term Rate"), or (b) the Maximum Lawful Rate; provided, however, if at any time the Applicable Term Rate exceeds the Maximum Lawful Rate, resulting in the charging of interest hereunder to be limited to the Maximum Lawful Rate, then any subsequent reduction in the Applicable Term Rate shall not reduce the rate of interest below the Maximum Lawful Rate until the total amount of interest accrued on the Term Loan equals the amount of interest which would have accrued on such indebtedness if the Applicable Term Rate had at all times been in effect.

        Section 1.03.   Term Loan Principal and Interest Payments.  Section
   3.5 of the Credit Agreement is modified and amended in its entirety as follows:

        Section 3.5. Principal and Interest Payments. Commencing on June 1, 1996, and continuing on the first day of each calendar month thereafter through and including the Term Loan Termination Date, Borrower shall pay Lender all accrued but unpaid interest owing with respect to the Second Term Note (as that term is defined in the Fourth Amendment). The outstanding principal balance of, and all accrued but unpaid interest on, the Second Term Note shall be due and payable in full on the Term Loan Termination Date. From and after the effective date of the Fourth Amendment, the only obligation remaining under the Loans shall be the obligation of Borrower to repay any amounts advanced by Lender under the Letter of Credit.

        Section 1.04. Financial Covenants. Section 9.1 of the Credit Agreement is hereby deleted in its entirety.

        Section 1.05. Amendment to Second Term Note. Section 1(b) of the Second Term Note is modified and amended in its entirety as follows:

             (b) Accrual of Interest. Prior to the occurrence of an Event of Default, interest on this Term Note shall accrue at a rate per annum equal to the lesser of (1) the Fixed Rate (the "Applicable Term Rate"), or (2) the Maximum Lawful Rate; provided, however, if at any time the Applicable Term Rate exceeds the Maximum Lawful Rate, resulting in the charging of interest hereunder to be limited to the Maximum Lawful Rate, then any subsequent reduction in the Applicable Term Rate shall not reduce the rate of interest below the Maximum Lawful Rate until the total amount of interest accrued on the indebtedness evidenced hereby equals the amount of interest which would have accrued on such indebtedness if the Applicable Term Rate had at all times been in effect. Interest on this Term Note shall be calculated at a daily rate equal to 1/360 of the annual percentage rate which this Term Note bears, subject to the provisions hereof limiting interest to the Maximum Lawful Rate. Without notice to Maker or any other Person, the Maximum Lawful Rate shall automatically fluctuate upward and downward, subject always to limitations contained in this Term Note.

        Section 1.06. Additional Security. In consideration for Lender's agreement to delete the financial covenants as provided in Section 1.04 above and reduce the interest rate as herein provided, Borrower has agreed to grant to Lender, as additional security for the Obligations (including, without limitation, as security for the obligations of Lender under the Letter of Credit), a security interest in a Certificate of Deposit to be purchased by Borrower from a financial institution acceptable to Lender in its sole and absolute discretion, together with all proceeds and replacements thereof. To initially satisfy such agreement, Borrower has elected to purchase the Initial Certificate of Deposit and pledge the same to Lender. Borrower agrees to execute and deliver such security documents as are requested by Lender to evidence and perfect Lender's interest in the Certificate of Deposit (the "Additional Security Agreement"). Prior to a Default, Borrower shall be entitled to substitute for the Initial Certificate of Deposit, a new Certificate of Deposit in form acceptable to Lender; provided, that, in no event shall Lender be required to release an existing Certificate of Deposit, or the proceeds thereof, until such time that Lender has received any and all documents, certificates and agreements required by Lender to evidence and perfect its interest in the replacement Certificate of Deposit (including, without limitation, a consent and bailment agreement from the financial institution (if other than Lender) issuing a replacement Certificate of Deposit).

        Section 1.07   Letter of Credit Fee.  In consideration for
   Borrower's agreement to modify the Credit Agreement as herein provided, Lender has agreed to reduce the fee currently paid by Borrower to Lender for the maintenance of the Letter of Credit and Borrower has agreed to pay the Letter of Credit Fee. The Letter of Credit Fee shall be payable in equal consecutive quarterly installments commencing on June 30, 1996, and continuing on the last day of each March, June, September and December thereafter, with a final pro-rated installment being due and payable on the Term Loan Termination Date.

        Section 1.08 Release of Collateral. In consideration for the payment in full by Borrower of the Loans (except for obligations related to the Letter of Credit) and the other agreements contained in this Amendment, Lender has agreed to release all of the collateral securing the Loans, except for the Certificate of Deposit which is being assigned to Lender by Borrower in connection with the transactions contemplated by this Amendment. Lender shall execute all releases of liens, UCC termination statements and such other documents and releases as shall be necessary to evidence and place of record such release.

        Section 1.09. Definition of Loan Documents. The term "Loan Documents", as defined in the Credit Agreement and as used in the Credit Agreement, the other Loan Documents and herein, shall be, and hereby is, modified to include this Amendment, the Additional Security Agreement and any and all other documents executed in connection with this Amendment. All references to the term "Loan Documents" contained in the Credit Agreement and the other Loan Documents are hereby modified and amended wherever necessary to reflect such modification of such term.

                                  ARTICLE II
                                 Miscellaneous

        Section 2.01. Payment of Expenses. Borrower agrees to pay to Lender, upon demand, one-half of the reasonable attorneys' fees and expenses of Lender's counsel and other reasonable expenses incurred by Lender in connection with this Amendment.

        Section 2.02. Conditions to Closing. As conditions precedent to the execution of this Amendment by Lender, all of the following shall have been satisfied:

             (a) Borrower and Guarantors shall have executed and delivered to Lender this Amendment;

             (b) Borrower shall have executed and delivered to Lender the Additional Security Agreement;

             (c) Borrower shall have paid to Lender cash or other immediately available funds equal to the sum of Two Million Nine Hundred Ninety-Five Thousand Five Hundred Thirty-Nine and 20/100 Dollars ($2,995,539.20), which constitutes an amount sufficient to pay off the outstanding principal balance and to pay all accrued but unpaid interest owing with respect to the funded portion of the Term Loan as of the date hereof; and

             (d) Borrower and Guarantors shall have delivered to Lender all resolutions, certificates or documents as Lender may request relating to the existence of Borrower and Guarantors, the corporate authority for the execution and delivery of this Amendment, the Additional Security Agreement, and all other documents, instruments and agreements and any other matters relevant hereto or thereto, all in form and substance satisfactory to Lender.

        Section 2.03 Usury Savings Clause. Notwithstanding anything to the contrary in this Amendment, the Credit Agreement or any other Loan Document, or in any other agreement entered into in connection with the Credit Agreement or securing the indebtedness evidenced by the Notes, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under the Notes or otherwise in connection with the Notes shall under no circumstances exceed the maximum rate of interest permitted by applicable law. In the event the maturity of the Notes is accelerated by reason of an election by the holder thereof resulting from a default thereunder or under any other document executed as security therefor or in connection therewith, or by voluntary prepayment by the Borrower, or otherwise, then earned interest may never include more than the maximum rate of interest permitted by applicable law. If, from any circumstance, any holder of the Notes shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the maximum rate of interest permitted by applicable law shall be applied to the reduction of the principal amount owing on such Notes or on account of any other principal indebtedness of the Borrower to the holder of such Notes, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal thereof and such other indebtedness, the amount of such excessive interest that exceeds the unpaid balance of principal thereof and such other indebtedness shall be refunded to the Borrower. All sums paid or agreed to be paid to the holder of the Notes for the use, forbearance or detention of the indebtedness of the Borrower to the holder of such Notes shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full for the purpose of determining the actual rate on such indebtedness is uniform throughout the term thereof.

        Section 2.04. Binding Agreement. This Amendment shall be binding upon, and shall inure to the benefit of, the parties' respective heirs, representatives, successors and assigns.

        Section 2.05. Waiver of Fixed Charge Covenant Noncompliance; Nonwaiver of Other Events of Default. The deletion of Section 9.1 of the Credit Agreement by Section 1.04 of this Amendment shall constitute a waiver by Lender of Borrower's noncompliance with the Fixed Charge Ratio Covenant as it was in effect prior to the execution of this Amendment.

   Except as provided in the preceding sentence, neither this Amendment nor any other document executed in connection herewith constitutes or shall be deemed (a) a waiver of, or consent by Lender to, any default or event of default which may exist or hereafter occur under any of the Loan Documents,
   (b) a waiver by Lender of any of Borrower's obligations under the Loan Documents, (c) a waiver by Lender of any rights, offsets, claims, or other causes of action that Lender may have against Borrower, or (d) an extension of any rights of Borrower or obligations of Lender, or the maturity or term of any other Credit Facility, which have expired prior to the date hereof or which are, by their terms, subject to expiration or termination at a stated future date. Borrower acknowledges and agrees that Lender has no further obligation to advance any funds under the Loans other than any advances which may result from the funding by Lender of amounts under the Letter of Credit.

        Section 2.06. No Defenses. Borrower and each of the Guarantors, by its execution of this Agreement, hereby declares that it has no set-offs, counterclaims, defenses or other causes of action against Lender arising out of the Loans, the modification of the Term Loan, any documents mentioned herein or otherwise; and, to the extent any such setoffs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by Borrower and each of the Guarantors.


        Section 2.07. Counterparts. This Amendment may be executed in several counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument, it being understood and agreed that the signature pages may be detached from one or more of such counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.

        Section 2.08. Choice of Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF TEXAS.

        Section 2.09. Entire Agreement. This Amendment, together with the other Loan Documents, contain the entire agreements between the parties relating to the subject matter hereof and thereof. This Amendment and the other Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

       THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

       IN WITNESS WHEREOF, this Amendment is executed effective as of the date first written above.



                                      CARRINGTON LABORATORIES, INC.,
                                           a Texas corporation


                                By:
                                      -----------------------------------

                                Name:
                                      -----------------------------------

                                Title:
                                      -----------------------------------

                                      NATIONSBANK OF TEXAS, N.A.,
                                     a national banking association


                                By:
                                       ---------------------------------
                                        Rachel Johnston, Vice President

                                    CONSENT OF GUARANTORS


         The undersigned Guarantors hereby acknowledge and consent to the modifications and amendments contained in this Amendment and agree that their obligations are not reduced, modified, impaired or affected in any manner by such modifications or amendments.


                                    FINCA SAVILA, S.A.


                                   By:
                                         ----------------------------

                                   Name:
                                         ----------------------------

                                   Title:
                                         ----------------------------



                                   SABILA INDUSTRIAL, S.A.

                                   By:
                                       ------------------------------

                                   Name:
                                        -----------------------------

                                   Title:
                                         ----------------------------


                                     CARALOE, INC.


                                   By:
                                      -------------------------------

                                   Name:
                                        -----------------------------

                                   Title:
                                         ----------------------------